UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): July 20, 2004

Moscow CableCom Corp.
 (Exact Name of Registrant as Specified in Charter)

Delaware	0-1460	06-0659863
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

405 Park Avenue, Suite 1203 New York, New York		10022
(Address of Principal Executive Offices)		(Zip Code)

(212) 826-8942
(Registrant's telephone number, including area code)

Item 5.       Other Events and Regulation FD Disclosure.

On July 20, 2004, Moscow CableCom Corp. (the "Company") issued a press release announcing an agreement for a $51 Million Financing to expand the cable network in Moscow to 1 million homes passed.

Attached and incorporated herein by reference as Exhibit 10.1 is a copy of the Definitive Term Sheet and as Exhibit 99.1 is a copy of the Company's press release dated July 20, 2004.

Item 7.       Exhibits.

(c)     Exhibits

The exhibit listed below is being furnished with this Form 8-K.

Exhibit Number                                Description

10.1	Definitive Term Sheet dated July 20, 2004 by and among Moscow CableCom Corp., Moscow Telecommunications Corporation and Columbus Nova.

99.1	Press Release dated July 20, 2004.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

MOSCOW CABLECOM CORP.
(Registrant)

/s/ Andrew M. O'Shea

Name: Andrew M. O'Shea
Title:  Chief Financial Officer

Date:  July 21, 2004